Exhibit 23.1

PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft Bernhard-Wicki-Straße 8 80636 München Postfach 21 02 63 80672 München www.pwc.de
Tel.: +49 89 5790-5758 Fax: +49 69 95859-45450 holger.x.lutz@de.pwc.com
PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft
Bernhard-Wicki-Straße 8, 80636 München
MorphoSys AG
Mr. Jens Holstein
Chief Financial Officer and
Member of the Management Board
Semmelweisstraße 7
82152 Planegg

April 21, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2020 relating to the financial statements of MorphoSys AG and subsidiaries for the year ended December 31, 2019, which appears in the Annual Report of MorphoSys AG on Form 20-F for the year ended December 31, 2019.

Munich, Germany
April 21, 2020

PricewaterhouseCoopers GmbH
Wirtschaftsprüfungsgesellschaft

/s/ Stefano Mulas	/s/ Holger Lutz
Stefano Mulas	Holger Lutz
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)

Vorsitzender des Aufsichtsrats: WP StB Dr. Norbert Vogelpoth
Geschäftsführer: WP StB Dr. Ulrich Störk, WP StB Dr. Peter Bartels, Dr. Joachim Englert, WP StB Petra Justenhoven, WP Clemens Koch, StB Marius Möller,
WP StB Uwe Rittmann, StB RA Klaus Schmidt, StB CPA Mark Smith
Sitz der Gesellschaft: Frankfurt am Main, Amtsgericht Frankfurt am Main HRB 107858
PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft ist Mitglied von PricewaterhouseCoopers International, einer Company limited by guarantee registriert in England und Wales